Exhibit 99.3


                          Independent Auditor's Report


Board of Directors
Catamount Group, LLC and Subsidiary
Bethel, Connecticut


We have audited the accompanying consolidated balance sheets of Catamount Group, LLC and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations and member's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Catamount Group, LLC and Subsidiary as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

December 19, 2005, except for Note J as to which the date is January 20, 2006

/s/ Blackman Kallick Bartelstein, LLP
-------------------------------------
Chicago, Illinois
December 19, 2005




                      Catamount Group, LLC. and Subsidiary
                           CONSOLDIATED BALANCE SHEETS
                               December 31, 2004

                                                               2004               2003
                                                           ----------           ----------
                                     ASSETS
Current Assets:
   Cash                                                            $0             $3,280
   Trade Receivables(Net of Allowance)
    Billed                                                    852,136            744,513
    Unbilled                                                   71,641            205,875
   Note Receivable - Current Portion                            3,833                  0
   Other Current Assets                                         6,807                500
                                                           ----------           ----------
Total Current Assets                                          934,417            954,168
                                                           ----------           ----------
Property & Equipment
   Leasehold Improvements                                      20,274              9,845
   Office Furniture                                            34,304             11,923
   Equipment                                                    8,792             14,912
                                                           ----------           ----------
   Subtotal                                                    63,370             36,680
   Less: Accumulated Depreciation                             (13,678)           (10,638)
                                                           ----------           ----------
Net Property & Equipment                                       49,692             26,042
                                                           ----------           ----------
Other Assets
   Long Term Notes Receivable                                  16,412             15,000
                                                           ----------           ----------
TOTAL ASSETS                                               $1,000,521           $995,210
                                                           ==========           ==========

                         LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
   Checks in Excess of funds on deposit                       $33,726                 $0
   Trade Payables                                             619,212            726,437
   Accrued Expenses                                            10,736             11,255
   Current Portion of Lease Payable                             2,379              3,650
                                                           ----------           ----------
Total Current Liabilities                                     666,053            741,342

Long-Term Liabilities
   Lease Payable - Net of Current Portion                       3,704              6,083

Members' Equity                                               330,764            247,785
                                                           ----------           ----------
TOTAL LIABILITIES AND MEMBERS' EQUITY                      $1,000,521           $995,210
                                                           ==========           ==========

The accompanying notes are an integral part of the consolidated financial statements.




                      Catamount Group, LLC. and Subsidiary
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             For the Twelve Months Ended December 31, 2004 and 2003


                                                               2004               2003
Commission Income                                            $748,774           $722,080

Selling, General and Administrative Expenses                  599,101            491,429
                                                           ----------           ----------
Net Income                                                   $149,673           $230,651
                                                           ==========           ==========

The accompanying notes are an integral part of the consolidated financial statements.




                      Catamount Group, LLC. and Subsidiary
                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
             For the twelve months ended December 31, 2004 and 2003

                                                               2004               2003
                                                           ----------           ----------
Members' Equity, January 1                                   $247,785           $172,498

Net Income                                                    149,673            230,651

Distributions                                                 (66,694)          (155,364)
                                                           ----------           ----------
Members' Equity, December 31                                 $330,764           $247,785
                                                           ==========           ==========

The accompanying notes are an integral part of the consolidated financial statements.




                      Catamount Group, LLC. and Subsidiary
                      CONSOLIDATED STATEMENT OF CASH FLOWS
             For the Twelve Months Ended December 31, 2004 and 2003

                                                               2004               2003
                                                           ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                               $149,673           $230,651
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
    Depreciation and Amortization                               8,209              5,260
    Bad debt (recovery) expense                               (10,700)            11,000
    Loss on Disposal                                              951                  0
    (Increase)Decrease in Assets:
        Trade Receivables                                     (96,923)          (232,615)
        Unbilled Revenue                                      134,234             (7,907)
        Other Current Assets                                   (6,307)              (500)
    Increase(Decrease) in Liabilities:
        Trade Payables                                       (107,225)           156,249
        Accrued Expenses                                         (519)            (1,120)
                                                           ----------           ----------
Net Cash provided by Operating Activities                      71,393            161,018
                                                           ----------           ----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Net advances of notes receivable                           (5,245)                 0
    Cpaital expenditures                                      (32,810)            (5,422)
                                                           ----------           ----------
NET CASH USED IN INVESTING ACTIVITIES                         (38,055)            (5,422)
                                                           ----------           ----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Checks in excess of funds on deposit                       33,726                  0
    Principal Payments Made                                    (3,650)            (2,914)
    Repayments of Line of Credit                                    0            (13,701)
    Distributions to Shareholders                             (66,694)          (155,364)
                                                           ----------           ----------
Net Cash Used in Financing Activities                         (36,618)          (171,979)
                                                           ----------           ----------
NET CASH CHANGE                                                (3,280)           (16,383)

CASH - Beginning of Period                                      3,280            19,663
                                                           ----------           ----------
CASH - End of Period                                               $0            $3,280
                                                           ==========           ==========

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------
    Equipment acquired under capital lease                         $0            $8,792
                                                           ==========           ==========

The accompanying notes are an integral part of the consolidated financial statements.




      Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.
                         Notes to Financial Statements
               For the Twelve Months Ended December 2004 and 2003


NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Catamount Group, LLC and Catamount Management, LLC (collectively "the Company") are both single member Connecticut limited liability companies. There is a sole member of Catamount Group, LLC. Catamount Group, LLC is the sole member of Catamount Management, LLC.

The Company is a direct response media company that primarily connects buesinessese with potential new customers via the sale of name list databases. The Company principally serves customer in the United States of America.

The consolidated financial statements include the accounts of Catamount Group, LLC and Catamount Management, LLC, after eliminating material intercompany balances and transactions.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, the member's liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement.

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. The Member is taxed individually on the Company's earnings. The Company's net income or loss is allocated to the member in accordance with the operating agreement of the Company. Accordingly, the financial statements do not reflect a provision for income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Sales and Revenue Recognition

Substantially all of the Company's revenue is recorded at the net amount of its gross billings less pass-through expenses charged to a customer. In most cases, the amount that is billed to customers exceeds the amount of revenue that is earned and reflected in our financial statements, because of various pass-through expenses. In compliance with EITF Issue No.99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether it or a third-party supplier is the primary obligor. The Company has evaluated the terms of its customer agreements and considered other key indicators as such latitude in establishing price, discretion in supplier selection and credit risk to the vendor as part of this assessment. Accordingly, the Company generally records revenue net of pass-through charges.

The Company currently has three types of sales transactions:
o Full use sale: The customer is billed for all name list databases that are delivered regardless of how many names are accepted by the customer. The Company recognizes revenue at the time of delivery of the names.
o Net minimum plus sale: The customer is required to accept and pay for a minimum number of names delivered by the Company. The Company recognizes revenue at the time of delivery of the names to the extent of the minimum number of names the customer must accept. The Company will recognize additional revenue upon acceptance of names, beyond the minimum, by the customer.
o Net accepted sale: The customer takes delivery of a certain number of names and will only be obligated to pay for the number of names it accepts. The Company recognizes revenue when the customer notifies the Company of the number of names accepted.

Trade Receivables

Receivables are carried at original invoice amount. The allowance for doubtful accounts was $8,200 and $18,900 as of December 31, 2004 and 2003, respectively. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Depreciation of leasehold improvements is computed using the shorted of the lease term or the economic life using the straight-line method. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

      Leasehold Improvements    5 years
      Office Furniture          7 years
      Equipment                 5 years


NOTE C - CASH

Substantially all of the Company's cash is held at one financial institution. Cash deposits held by the bank may at times exceed FDIC-insured levels. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant credit risk on cash.

NOTE D - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2004 and 2003:

                                2004           2003
                           -------------- --------------
      Accrued Payroll           $2,926         $3,666
      Other                      7,810          7,589
                           --------------- --------------
                               $10,736        $11,255
                           =============== ==============

NOTE E - ADVERTISING EXPENSE

Advertising costs are expensed when occurred. Advertising costs for the twelve months ended December 31, 2004 and 2003 were $2,250 and $2,300 respectively.

NOTE F - 401(K) PLAN

The Company maintains a 401(k) savings plan for all eligible employees. An eligible employee must be twenty-one years of age and have one year of full time employment. The Company's discretionary profit sharing contributions were $11,379 and $12,431 for the twelve months ended December 31, 2004 and 2003, respectively.

NOTE G - LINE OF CREDIT

The Company has an annually renewable line of credit with Wachovia Bank in the amount of $50,000. The line of credit has an interest rate of prime plus 1.0%. As of December 31, 2004 and 2003 there was no outstanding balance on the line of credit. The sole member of the Company has personally guaranteed borrowings under this line of credit.

NOTE H - OPERATING LEASES

The company has entered into leases for its office facility and an automobile. The office facility under lease, which commenced in November 2003, is owned by the sole member of the Company. The rentable area of the space is approximately 2000 square feet. Rent expense for the related party lease was $48,000 and $18,000 for the twelve months ended December 31, 2004 and 2003, respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of December 31, 2004:

                                           Related Party            Total
                                      --------------------- -------------------
                            2005               $48,000             $53,268
                            2006                48,000              51,073
                            2007                12,000              12,000
                                      --------------------- -------------------
Total minimum payments required:              $108,000            $116,341
                                      ===================== ===================

Total rental expenses for all operating leases, except those with terms of one month or less that were not renewed, was $53,268 and $20,195 during the twelve months ended December 31, 2004 and 2003, respectively.

NOTE I - CONCENTRATIONS

For the year ended December 31, 2004, approximately 10.1% of Catamount's pass-through expenses charged to customers were generated from services rendered by one vendor, Morex Marketing Group, LLC. (See Note J.) Approximately 7.0% of the trade payables as of December 31, 2004 were payable to this same vendor.

NOTE J - SUBSEQUENT EVENT

On January 20, 2006, the Company merged with and into Morex Marketing Group, LLC ("Morex"). As consideration for the merger, the Member of Catamount Group, LLC received an 8% stake of Morex valued at approximately $1,700,000.

On January 20, 2006, Morex was acquired by Think Partnership Inc. ("Think Partnership"), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an "Earnout Payment") to be paid in 2006, 2007, 2008 and 2009. Each year's earnout payment shall be equal to the excess over between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments); provided, however, in no event shall the total aggregate merger consideration (including the Earnout Payments) payable to the members of Morex exceed $50 million. Each Earnout Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership's common stock valued at the average of the closing prices for shares of the their common stock on the last day on which such shares were traded for each quarter of the calendar year on which the particular Earnout Payment is based, provided that, in the Think Partnership's sole discretion it may pay to the members in cash any Earnout Payment that is otherwise required to be paid in shares of common stock ("Earnout Stock"), if the delivery of shares of the Earnout Stock would cause the total merger consideration paid by Think Partnership in the form of common stock to exceed 7,674,305 shares. The Members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.